Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in the registration statement of Energy West, Incorporated on Form S-8 (File No. 333-123341) filed on March 16, 2005 of our report dated September 26, 2008 related to our audit of the consolidated financial statements, which report appears in Energy West, Incorporated’s Annual Report on Form 10-K/A for the year ended June 30, 2008.
/s/ Hein & Associates LLC
HEIN & ASSOCIATES LLP
Denver, Colorado
November 26, 2008